Exhibit 99.1
July 28, 2016
GenMark Diagnostics Reports Q2 Financial Results
Second Quarter Revenue Increased 64% Versus Prior Year to $12.5 million
ePlex® Systems Installed at Twelve European Customers
ePlex FDA Submission Expected in Fourth Quarter

CARLSBAD, Calif.-(BUSINESS WIRE) - GenMark Diagnostics, Inc. (Nasdaq:GNMK), a leading provider of automated, multiplex molecular diagnostic testing systems, today announced financial results for the second quarter ended June 30, 2016.

Revenue for the second quarter of 2016 was $12.5 million, an increase of 64% over the prior year period.

Gross profit for the second quarter of 2016 was $7.8 million, or 62% of revenue, compared with $4.4 million, or 57% of revenue in the same period of 2015.
"XT-8 continues to deliver strong results. Our second quarter revenues were once again mainly driven by our infectious disease menu and reflected the unusually late 2015/16 flu season,” said Hany Massarany, President and Chief Executive Officer of GenMark. “Over the past few weeks, we installed ePlex systems in several European customer sites. Initial feedback has been very positive, confirming the ease of use of the ePlex platform, its intuitive user interface and comprehensive reporting capabilities. Furthermore, we have installed ePlex systems at all of our U.S. clinical trial sites. These sites are on track to initiate clinical studies for our ePlex respiratory pathogen (RP) panel this quarter and we expect to submit our ePlex instrument and RP panel for FDA 510(k) clearance during fourth quarter,” added Massarany.
Operating expenses for the second quarter of 2016 were $20.4 million compared to $16.3 million in the same period for 2015. The increase was mainly driven by research and development expenses as efforts continued towards the launch of ePlex.
Loss per share was $0.30 per share for the second quarter of 2016 compared to a loss of $0.29 per share in the same period of 2015.
The Company ended the quarter with $37.5 million in cash and cash equivalents and intends to continue utilizing its cash balances to invest in the global commercialization of the ePlex system. The Company's existing debt facility can provide up to an additional $20 million to support the launch of ePlex internationally as well as domestically.
Business Outlook
For full year 2016, the Company continues to expect revenue in the range of $47 to $51 million while gross margin expectations have increased to 57% to 59%.
The Company will host a conference call to discuss second quarter results in further detail on Thursday, July 28, 2016 starting at 4:30 p.m. Eastern Time. The conference call will be concurrently webcast. The link to the webcast will be available on the GenMark Diagnostics, Inc. website at www.genmarkdx.com under the investor relations section and will be archived for future reference. To listen to the conference call, please dial (877) 312-5847 (US/Canada) or (253) 237-1154 (International) and use the conference ID number 47375589 approximately five minutes prior to the start time.
ABOUT GENMARK DIAGNOSTICS

GenMark Diagnostics (NASDAQ: GNMK) is a leading provider of automated, multiplex molecular diagnostic testing systems that detect and measure DNA and RNA targets to diagnose disease and optimize patient treatment. Utilizing GenMark’s proprietary eSensor® detection technology, GenMark’s eSensor XT-8® system is designed to support a broad range of molecular diagnostic tests with a compact, easy-to-use workstation and self-contained, disposable test cartridges. The eSensor detection technology is also incorporated into GenMark’s sample-to-answer system, ePlex®. For more information, visit www.genmarkdx.com.

SAFE HARBOR STATEMENT

This press release includes forward-looking statements regarding events, trends and business prospects, which may affect our future operating results and financial position. Such statements, including, but not limited to, those regarding the timely FDA clearance and commercialization of our ePlex system and our future financial performance, are all subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Some of these risks and uncertainties include, but are not limited to, our ability to successfully commercialize our ePlex system and its related test menu in a timely manner, constraints or inefficiencies caused by unanticipated acceleration and deceleration of customer demand, our ability to successfully expand sales of our product offerings outside the United States, and third-party payor reimbursement to our customers, as well as other risks and uncertainties described under the “Risk Factors” in our public filings with the Securities and Exchange Commission. We assume no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made.

GENMARK DIAGNOSTICS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)

	June 30, 2016	December 31, 2015
Current assets
Cash and cash equivalents	$29,561	$35,385
Marketable securities	7,939	10,080
Accounts receivable, net of allowances of $2,751 and $2,727, respectively	5,417	6,847
Inventories	2,614	3,054
Prepaid expenses and other current assets	1,315	591
Total current assets	46,846	55,957
Property and equipment, net	12,654	11,396
Intangible assets, net	2,188	2,376
Restricted cash	758	758
Other long-term assets	177	180
Total assets	$62,623	$70,667
Current liabilities
Accounts payable	$6,106	$4,376
Accrued compensation	4,616	3,861
Current portion of long-term debt	2,920	(373)
Other current liabilities	2,238	2,725
Total current liabilities	15,880	10,589
Long-term liabilities
Deferred rent	1,378	1,257
Long-term debt	16,737	9,890
Other non-current liabilities	183	334
Total liabilities	34,178	22,070
Stockholders’ equity
Preferred stock, $0.0001 par value; 5,000 authorized, none issued	—	—
Common stock, $0.0001 par value; 100,000 authorized; 42,994 and 42,551 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	4	4
Additional paid-in capital	358,938	353,233
Accumulated deficit	(330,535)	(304,669)
Accumulated other comprehensive income	38	29
Total stockholders’ equity	28,445	48,597
Total liabilities and stockholders’ equity	$62,623	$70,667

GENMARK DIAGNOSTICS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenue
Product revenue	$12,425	$7,550	$23,384	$17,562
License and other revenue	87	96	192	191
Total revenue	12,512	7,646	23,576	17,753
Cost of revenue	4,720	3,286	9,095	7,278
Gross profit	7,792	4,360	14,481	10,475
Operating expenses
Sales and marketing	3,300	3,704	7,009	7,397
General and administrative	3,876	3,662	7,296	7,332
Research and development	13,204	8,924	25,472	17,703
Total operating expenses	20,380	16,290	39,777	32,432
Loss from operations	(12,588)	(11,930)	(25,296)	(21,957)
Other income (expense)
Interest income	26	33	55	69
Interest expense	(308)	(245)	(585)	(317)
Other income	(42)	(11)	(9)	206
Total other income (expense)	(324)	(223)	(539)	(42)
Loss before provision for income taxes	(12,912)	(12,153)	(25,835)	(21,999)
Income tax (benefit) expense	(5)	(1)	31	22
Net loss	$(12,907)	$(12,152)	$(25,866)	$(22,021)
Net loss per share, basic and diluted	$(0.30)	$(0.29)	$(0.60)	$(0.53)
Weighted average number of shares outstanding, basic and diluted	42,864	42,091	42,768	41,934
Other comprehensive loss
Net loss	$(12,907)	$(12,152)	$(25,866)	$(22,021)
Foreign currency translation adjustments	(34)	—	13	9
Net unrealized losses on marketable securities, net of tax	(5)	1	(21)	(16)
Comprehensive loss	$(12,946)	$(12,151)	$(25,874)	$(22,028)

GENMARK DIAGNOSTICS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended June 30,
	2016	2015
Operating activities
Net loss	$(25,866)	$(22,021)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,791	1,632
Amortization of premiums on investments	35	126
Amortization of deferred debt issuance costs	169	116
Gain on sale of investment in preferred stock	—	(223)
Stock-based compensation	4,540	4,823
Provision for bad debt	23	—
Non-cash inventory adjustments	92	543
Other non-cash adjustments	19	15
Changes in operating assets and liabilities:
Accounts receivable	1,406	1,331
Inventories	306	(246)
Prepaid expenses and other assets	(721)	(472)
Accounts payable	1,289	(1,212)
Accrued compensation	1,119	(231)
Other liabilities	303	(39)
Net cash used in operating activities	(15,495)	(15,858)
Investing activities
Payments for intellectual property licenses	(800)	(550)
Purchases of property and equipment	(2,404)	(2,243)
Purchases of marketable securities	(2,532)	(14,797)
Proceeds from sales of marketable securities	—	223
Maturities of marketable securities	4,650	17,850
Net cash provided by (used in) investing activities	(1,086)	483
Financing activities
Proceeds from issuance of common stock	449	427
Principal repayment of borrowings	(17)	(10)
Proceeds from borrowings	10,000	10,000
Costs associated with debt issuance	(30)	(718)
Proceeds from stock option exercises	352	894
Net cash provided by financing activities	10,754	10,593
Effect of exchange rate changes on cash	3	2
Net decrease in cash and cash equivalents	(5,824)	(4,780)
Cash and cash equivalents at beginning of period	35,385	36,855
Cash and cash equivalents at end of period	$29,561	$32,075
Non-cash investing and financing activities
Transfer of instruments from property and equipment to inventory	$42	$127
Property and equipment costs included in accounts payable	$588	$303
Supplemental cash flow disclosures
Cash paid for income taxes, net	$13	$15
Cash received for interest	$51	$196
Cash paid for interest	$408	$317

GenMark Diagnostics, Inc.
Hany Massarany
President/Chief Executive Officer
760-448-4325

Source: GenMark Diagnostics, Inc.

###